UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2023

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39450	82-2279923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

(Address of principal executive offices) (Zip Code)

(484) 539-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.00001 par value per share	HRMY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2023, the Board of Directors (the “Board”) of Harmony Biosciences Holdings, Inc. (the “Company”) increased the size of the Board from nine to ten directors and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Peter Anastasiou as a Class III director of the Company with an initial term expiring at the Company’s 2026 annual meeting of stockholders, effective immediately. The Board also appointed Mr. Anastasiou to serve as a member of the Compensation Committee of the Board.

Mr. Anastasiou, age 53, has served as Chief Executive Officer and as a member of the board of directors of Capsida Biotherapeutics, a next-generation integrated gene therapy company, since January 2022. Prior to Capsida, from November 2009 to December 2021, Mr. Anastasiou served in various roles at Lundbeck, a pharmaceutical company publicly traded on the Copenhagen Stock Exchange, including most recently as Executive Vice President and President of North America, and prior to that as Chief Commercial Officer for the U.S. and Vice President and General Manager for Psychiatry. In addition, he served as a member of the board of directors of Lundbeck from January 2016 to December 2021. Mr. Anastasiou currently serves on the Global Advisory Board of the Healthcare Businesswomen’s Association and has previously served on the boards of several private organizations, including the Pharmaceutical Research and Manufacturers Association (PhRMA), Kids Above All and Bear Necessities Pediatric Cancer Foundation. Mr. Anastasiou received a B.A. in Economics and Management from Albion College and an M.B.A. from Kelley School of Business, Indiana University. We believe that Mr. Anastasiou is qualified to serve on our Board because of his extensive experience in the life sciences industry developing and leading multifaceted biotechnology organizations, as well as his demonstrated business acumen.

In connection with his appointment to the Board, Mr. Anastasiou is eligible to receive compensation in accordance with the Company’s Non-Employee Director Compensation Program, as such program may be amended from time to time.

Mr. Anastasiou has entered into the Company’s standard form of indemnification agreement for its directors and officers.

There is no arrangement or understanding pursuant to which Mr. Anastasiou was appointed to the Board. The Board has determined that Mr. Anastasiou is independent under applicable standards. There are no family relationships between Mr. Anastasiou and any director or executive officer of the Company as defined in Item 401(d) of Regulation S-K, and Mr. Anastasiou has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On November 8, 2023, the Company issued a press release announcing the appointment of Mr. Anastasiou to the Board, which is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Report (including Exhibit 99.1 attached hereto), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

99.1	Press release issued by the Company dated November 8, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY BIOSCIENCES HOLDINGS, INC.

Date: November 8, 2023	By:	/s/ Jeffrey M. Dayo, M.D.
Jeffrey M. Dayno, M.D.
President and Chief Executive Officer